Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2016	2015	% Change
Consolidated –
Operating Revenues	$3,965	$4,183	(5.2)%
Earnings Before Income Taxes	719	799	(10.0)%
Net Income Available to Common	485	508	(4.5)%

Alabama Power –
Operating Revenues	$1,331	$1,401	(5.0)%
Earnings Before Income Taxes	262	292	(10.3)%
Net Income Available to Common	155	169	(8.3)%

Georgia Power –
Operating Revenues	$1,872	$1,978	(5.4)%
Earnings Before Income Taxes	432	380	13.7%
Net Income Available to Common	268	236	13.6%

Gulf Power –
Operating Revenues	$335	$357	(6.2)%
Earnings Before Income Taxes	51	62	(17.7)%
Net Income Available to Common	29	37	(21.6)%

Mississippi Power –
Operating Revenues	$257	$276	(6.9)%
Earnings (Loss) Before Income Taxes	1	39	(97.4)%
Net Income (Loss) Available to Common	11	35	(68.6)%

Southern Power –
Operating Revenues	$315	$348	(9.5)%
Earnings Before Income Taxes	28	45	(37.8)%
Net Income Available to Common	50	33	51.5%

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.